Exhibit 99.1
Cottonwood Communities Completes Acquisition of $500M RealSource Properties Multifamily Portfolio

Salt Lake City, UT -- Cottonwood Communities, Inc., a multifamily sector-focused real estate investment trust, and RealSource Properties, Inc., a private owner of an 11-property, 3,565-unit multifamily portfolio, today announced Cottonwood Communities’ acquisition of RealSource Properties in a private stock-for-stock and unit-for-unit merger transaction valued at approximately $500 million.

The acquisition increases the gross asset value of Cottonwood Communities’ portfolio to $2.6 billion, with 48 multifamily communities and 11,037 units across 13 states, expanding its footprint into Ohio, Colorado and Kentucky and strengthening its presence in Texas, North Carolina, and Georgia.

Additionally, as part of the broader transaction, Cottonwood Communities assumed third-party property management of five other properties.

“The completion of this acquisition signals a pivot to an offensive posture for Cottonwood Communities ushering in a new phase of growth. Building on this momentum and the expanded scale of our platform, Cottonwood is well poised to advance our strategic priorities heading into 2026,” said Daniel Shaeffer, Chief Executive Officer of Cottonwood Communities. “We are grateful for the continued trust of our shareholders and remain committed to delivering durable value, systematic growth, and long-term performance.”

“We are proud of what RealSource has achieved and are confident that Cottonwood Communities’ will build on this foundation. While working together throughout this process, we have observed firsthand the depth of Cottonwood’s multifamily operations and investment experience and are confident they are well positioned to create lasting value and provide tax-efficient benefits for our equity holders,” said Nate Hanks, Chief Executive Officer of RealSource Properties.

In connection with this acquisition, Cottonwood’s executive officers intend to make an aggregate investment of $3 million in Cottonwood Communities, divided equally between Class I common stock or common partnership units and Series A convertible preferred stock. Further, Cottonwood Communities’ advisor has reduced its asset management fee by 16.7% from 1.5% of net asset value (“NAV”) to 1.25% of NAV effective as of the closing of the transaction.

These steps affirm leadership’s conviction and confidence in the Company’s trajectory and its commitment to Cottonwood’s growth and performance.

FORWARD-LOOKING STATEMENTS

This communication contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements, which are based on management’s current expectations and beliefs describe future plans, strategies and expectations of Cottonwood Communities and are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; no assurance can be given that these expectations will be attained. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: (i) unanticipated difficulties or expenditures related to the integration of the RealSource properties into Cottonwood Communities’ portfolio and operations, (ii) the assumption of certain potential and unknown liabilities relating to RealSource (iii) adjustments to the merger consideration after the closing of the merger as described in the merger agreement, (iv) availability of suitable investment opportunities, (v) changes affecting the real estate industry and changes in financial markets and interest rates, (vi) changes in market demand for rental apartment homes and pricing pressures that could limit the ability to lease units or increase rents or that could lead to declines in occupancy and rent levels, (vii) the availability and terms of financing, (viii) general economic conditions, (ix) legislative and regulatory changes that could adversely affect the business of Cottonwood Communities, and (x) other risks and factors, including those set forth in the “Risk Factors” section of Cottonwood Communities’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Cottonwood Communities undertakes no obligation to update or revise any forward-looking statements for revisions or changes after the date of this communication, except as required by law.